UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012
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UMH Properties, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	001-12690	22-1890929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Juniper Business Plaza, Suite 3-C 3499 Route 9 North Freehold, New Jersey (Address of principal executive offices)	07728 (Zip Code)

Registrant's telephone number, including area code:	(732) 577-9997

Not Applicable
(Former name or former address, if
changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 31, 2012, UMH Properties, Inc. (the “Company”) consummated its previously announced issuance and sale of 1,250,000 shares of its 8.25% Series A Cumulative Redeemable Preferred Stock in a registered direct placement at a purchase price of $25.50 per share.  These shares of Series A Preferred Stock form a single series with, have the same terms as, and vote as a single class with, the Company’s outstanding Series A Preferred Stock, of which 2,413,800 shares were outstanding prior to the offering.  After giving effect to the offering, the Company has 3,663,800 shares of Series A Preferred Stock outstanding.  The Series A Preferred Stock has a $25.00 liquidation value per share.

The Company received net proceeds from the offering after expenses of approximately $31 million and intends to use such proceeds to purchase additional properties in the ordinary course of business, including its pending acquisition of a manufactured home community near Cleveland, Ohio, and for general corporate purposes, including possible repayment of indebtedness.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2012	UMH PROPERTIES, INC.

	By:	/s/ Anna T. Chew
		Name:	Anna T. Chew
		Title:	Vice President, Chief Financial Officer and Treasurer